UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K/A

Amendment No. 1

to

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 5, 2013

SENTIO HEALTHCARE PROPERTIES, INC.

 (Exact name of registrant as specified in its charter)

Maryland	000-53969	20-5721212
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

189 South Orange Ave, Suite 1700

Orlando, FL 32801

(Address of principal executive offices)

407- 999-7679

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

ITEM 2.01	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

As reported in our Current Report on Form 8-K dated December 5, 2013, through wholly-owned subsidiaries, we acquired a 95% interest in a joint venture entity that owns Standish Village, located in Dorchester, MA. Standish Village is an assisted living facility which has a total of 108 beds in 85 units, which are dedicated to both assisted living and memory care. Senior Living Residences, LLC and its affiliates (collectively, “SLR”), which is not affiliated with us, is our joint venture partner in the $15.55 million transaction. Prior to the completion of this transaction, Standish Village was owned by SLR and a third-party entity. SLR specializes in the acquisition, development and management of senior housing communities. Based in Massachusetts, SLR owns or operates 10 senior living facilities in the New England area.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial statements of businesses acquired. The following financial statements relating to Standish Village are included at the end of this Amendment No. 1 to Current Report on Form 8-K dated December 5, 2013 and are filed herewith and incorporated herein by reference.

Standish Village

Independent Auditors’ Report	4
Balance Sheets as of December 31, 2012 and 2011, and September 30, 2013 (unaudited)	5
Statements of Income for the Years ended December 31, 2012 and 2011, and Nine Months ended September 30, 2013 (unaudited) and 2012 (unaudited)	6
Statements of Owner’s Deficit for the Years ended December 31, 2012 and 2011, and Nine Months ended September 30, 2013 (unaudited)	7
Statements of Cash Flows for the Years ended December 31, 2012 and 2011, and Nine Months ended September 30, 2013 (unaudited) and September 30, 2012 (unaudited)	8
Notes to Financial Statements	9

(b)	Pro forma financial information. The following unaudited pro forma financial statements of Sentio Healthcare Properties, Inc. relating to the acquisition of Standish Village are included at the end of this Amendment No. 1 to Current Report on Form 8-K dated December 5, 2013 and are filed herewith and incorporated herein by reference.

Sentio Healthcare Properties, Inc.

Summary of Unaudited Pro Forma Financial Information	12

Unaudited Pro Forma Consolidated Balance Sheet as of September 30, 2013	13

Unaudited Pro Forma Consolidated Statement of Operations for the Year Ended December 31, 2012	14

Unaudited Pro Forma Consolidated Statement of Operations for the Nine Months Ended September 30, 2013	15

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENTIO HEALTHCARE PROPERTIES, INC.

Dated: February 14, 2014	By:	/s/ Sharon C. Kaiser
Sharon C. Kaiser,
Chief Financial Officer

3

Independent Auditors’ Report

Sentio Healthcare Properties, Inc.
Standish Village:

We have audited the accompanying financial statements of Standish Village, which comprise the balance sheets as of December 31, 2012 and 2011, and the related statements of income, changes in owners’ deficit, and cash flows for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly in all material respects, the financial position of Standish Village as of December 31, 2012 and 2011, and the results of its operations and its cash flows for the years then ended in accordance with U.S. generally accepted accounting principles.

February 14, 2014

Orlando, Florida
Certified Public Accountants

4

STANDISH VILLAGE

Balance Sheets

September 30, 2013 (unaudited)

and December 31, 2012 and 2011

Assets	9/30/2013 (Unaudited)	2012	2011

Cash	$494,432	$926,285	515,768
Investments in real estate, net	2,463,387	2,308,257	2,169,948
Deferred financing costs, net	31,242	43,467	59,767
Tenant and other receivable, net	119,925	121,116	216,196
Prepaid expenses	47,291	9,406	9,648
Restricted cash	516,922	504,694	461,439
Total assets	$3,673,199	$3,913,225	3,432,766

Liabilities and Owners' Deficit
Liabilities:
Notes payable	$3,860,701	$3,926,569	4,010,237
Accounts payable and accrued liabilities	249,569	269,432	192,053
Prepaid rent and security deposits	17,690	17,690	16,190
Total liabilities	4,127,960	4,213,691	4,218,480
Equity:
Owners' deficit	(454,761)	(300,466)	(785,714)
Total owners’ deficit	(454,761)	(300,466)	(785,714)
Total liabilities and owners’ deficit	$3,673,199	$3,913,225	3,432,766

See accompanying notes to financial statements.

5

STANDISH VILLAGE

Statements of Income

Nine-month periods ended September 30, 2013 and 2012 (unaudited)

and years ended December 31, 2012 and 2011

	9/30/2013 (Unaudited)	9/30/2012 (Unaudited)	2012	2011
Revenues:
Rental revenues	$3,509,674	$3,313,817	$4,472,607	$4,206,155
Resident services and fee income	15,981	28,269	34,605	28,968
Tenant reimbursements and other income	170,092	199,960	251,668	254,265
Total revenue	3,695,747	3,542,046	4,758,880	4,489,388
Operating expenses:
Property operating and maintenance expenses	2,467,899	2,544,087	3,399,777	3,504,948
Asset management fees and expenses	203,125	200,762	268,254	246,283
Depreciation and amortization	186,027	116,760	191,044	154,096
	2,857,051	2,861,609	3,859,075	3,905,327
Income from operations	838,696	680,437	899,805	584,061
Interest expense	164,989	166,113	222,557	225,373
Net income	$673,707	$514,324	$677,248	$358,688

See accompanying notes to financial statements.

6

STANDISH VILLAGE

Statements of Owners’ Deficit

Nine-month period ended September 30, 2013 (unaudited)

and years ended December 31, 2012 and 2011

Balance at January 1, 2011	$(1,000,402)
Distributions to owners	(144,000)
Net income	358,688
Balance at December 31, 2011	(785,714)
Distributions to owners	(192,000)
Net Income	677,248
Balance and December 31, 2012	(300,466)
Distributions to owners	(828,002)
Net income	673,707
Balance at September 31, 2013	$(454,761)

See accompanying notes to financial statements.

7

STANDISH VILLAGE

Statements of Cash Flows

Nine-month period ended September 30, 2013 and 2012 (unaudited)

and years ended December 31, 2012 and 2011

	9/30/2013 (Unaudited)	9/30/2012 (Unaudited)	2012	2011
Cash flows provided by operating activities:
Net income	$673,707	$514,324	$677,248	358,688
Adjustments to reconcile net income to net cash provided by
operating activities:
Depreciation and amortization	186,027	116,760	191,044	154,096
Bad debt expense	4,211	—	37,638	36,324
Changes in operating assets and liabilities:
Tenant and other receivables	(3,020)	45,352	57,442	(15,061)
Restricted cash	56	63	84	49
Prepaid expenses	(37,885)	544	242	760
Prepaid rent and security deposits	—	1,500	1,500	(29,329)
Accounts payable and accrued expenses	(19,863)	19,374	77,379	18,395
Net cash provided by operating activities	803,233	697,917	1,042,577	523,922
Cash flows provided by investing activities:
Additions to real estate	(328,932)	(178,557)	(313,053)	(41,135)
Restricted cash	(12,284)	(16,200)	(43,339)	(11,900)
Net cash used in investing activities	(341,216)	(194,757)	(356,392)	(53,035)
Cash flows used in financing activities:
Repayment of notes payable	(65,868)	(62,282)	(83,668)	(79,154)
Distributions paid	(828,002)	(144,000)	(192,000)	(144,000)
Net cash used in financing activities	(893,870)	(206,282)	(275,668)	(223,154)
Net (decrease) increase in cash	(431,853)	296,878	410,517	247,733
Cash, beginning of period	926,285	515,768	515,768	268,035
Cash, end of period	$494,432	$812,646	$926,285	515,768
Supplemental disclosures of cash flow information:
Cash paid during the year for:
Interest expense	$162,527	$166,113	$222,557	225,373

See accompanying notes to financial statements.

8

STANDISH VILLAGE

Notes to Financial Statements

 September 30, 2013 (unaudited)

and December 31, 2012 and 2011

(1)	Description of Business

On December 5, 2013, Sentio Healthcare Properties, Inc. acquired the real estate operations of Oaktree SLR, LLC (the “Company”), which was organized for the purpose of operating an assisted living residence generally known as Standish Village (the “Property”) located in Dorchester, Massachusetts. The accompanying financial statements represent the results of operations and financial position of the Property for the periods presented.

The accompanying financial statements are presented in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP). The preparation of the financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and the accompanying notes. Such estimates and assumptions could change in the future as more information becomes known, which could impact the amounts reported and disclosed herein. Actual results could differ from those estimates.

(2)	Summary of Accounting Policies

(a)	Cash and Cash Equivalents

The Property considers all liquid temporary cash investments with maturities of three months or less at the date of purchase to be cash and cash equivalents.

(b)	Revenue Recognition

Rental revenues are recognized when the services are provided. Revenues consist of room rent and ancillary services such as dietary supplements.

(c)	Impairment of Long-Lived Assets

The Property evaluates its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the asset exceeds the fair value of the asset. No impairment losses were recognized in the years ended December 31, 2012 and 2011.

(d)	Deferred Loan Costs, net

The Property has capitalized as deferred cost certain expenditures related to the financing of the facility. Deferred loan costs are amortized to interest expense utilizing a method that approximates level-yield over the term of the related debt.

(e)	Owners’ Deficit

Owners’ deficit represents the net amount of the Property’s liabilities in excess of assets the Owners held in the Property. Profits, losses, and distributions are allocated to the owners in accordance with the provisions of the respective operating agreement, which generally provide that distributions and allocations of profit and losses are made in accordance with each owner’s respective ownership interest.

(f)	Income Taxes

Federal and state income taxes are not included in the financial statements because these taxes, if any, are the responsibility of the individual members of the LLC that own the property.

(g)	Tenant Receivables

Tenant and other receivables are comprised of rental and reimbursement billings due from tenants. Tenant receivables are recorded at the original amount earned, less an allowance for any doubtful accounts. Management assesses the realizability of tenant receivables on an ongoing tenant by tenant basis and provides for allowances as such balances become uncollectible. The allowance for tenant receivables are included in property operating and maintenance expenses in the accompanying statements of income.

(h)	Restricted Cash

Restricted cash represents amounts related to impound reserve accounts for property taxes and insurance as required under the terms the note payable. Based on the intended use of the restricted cash, we have classified changes in restricted cash within the statements of cash flows as operating or investing activities.

9

STANDISH VILLAGE

Notes to Financial Statements

 September 30, 2013 (unaudited)

and December 31, 2012 and 2011

(3)	Investments in Real Estate, Net

Investments in real estate consists of the following:

	September 30, 2013 (Unaudited)	2012	2011

Land	$713,731	$713,731	$713,731
Buildings, improvements, and lease intangibles	2,663,548	2,551,149	2,465,627
Furniture, fixtures and equipment	1,312,601	1,096,070	868,539
	4,689,880	4,360,950	4,047,897
Accumulated Depreciation	2,226,494	2,052,693	1,877,949
	$2,463,387	$2,308,257	$2,169,948

Building and improvements, fixtures, furniture, and equipment are stated at cost. The cost of additions, alterations, and improvements is capitalized. Expenditures for repairs and maintenance are expensed as incurred.

Depreciation and amortization are computed on a method that spreads the cost of the asset over the following estimated useful lives in a systematic and rational manner:

Building	27.5 years
Furniture, fixtures, and equipment	5 years
Improvements	15 years

As of December 31, 2010, the Company’s lease intangibles were fully amortized.

(4)	Related-Party Transactions

During the periods presented, Standish Village had a management agreement with an affiliate of the owner. Total management fees incurred by Standish Village were $203,125 and $200,762 for the nine-month periods ended September 30, 2013 and 2012, respectively (unaudited), and $268,254 and $246,283 for the years ended December 31, 2012 and 2011, and are reflected within the accompanying combined statements of income.

10

STANDISH VILLAGE

Notes to Financial Statements

 September 30, 2013 (unaudited)

and December 31, 2012 and 2011

(5)	Notes Payable

The mortgage payable is as follows:

	September 30, 2013 (unaudited)	2012	2011
Massachusetts Housing Partnership Fund
Original amount: $4,440,000
Interest rate: 5.56%
Due: 9/13/2015
Security: assets of the Company and limited personal guarantees of members	$3,860,701	$3,926,569	4,010,237

Current maturities of long-term debt for the year ending December 31, 2012 is as follows:

2013	$80,882
2014	93,054
2015	3,752,633
$3,926,569

(6)	Subsequent Events

The Property has evaluated the need for disclosures and/or adjustments resulting from subsequent events from the balance sheet date through February 14, 2014, the date at which the financial statements were available to be issued. Other than the transaction described in note 1, no events have occurred that require disclosure or adjustment to the financial statements.

(7)	Commitments and Contingencies

We monitor our property for the presence of hazardous or toxic substances. While there can be no assurance that a material environmental liability does not exist, we are not currently aware of any environmental liability with respect to the properties that we believe would have a material effect on our financial condition, results of operations and cash flows. Further, we are not aware of any environmental liability or any unasserted claim or assessment with respect to an environmental liability that we believe would require additional disclosure or the recording of a loss contingency.

Our commitments and contingencies include the usual obligations of real estate owners and operators in the normal course of business. In the opinion of management, these matters are not expected to have a material impact on our consolidated financial position, cash flows and results of operations. We are not presently subject to any material litigation nor, to our knowledge, is any material litigation threatened against the Company which if determined unfavorably to us would have a material adverse effect on our cash flows, financial condition or results of operations.

11

SENTIO HEALTHCARE PROPERTIES, INC.

UNAUDITED PRO FORMA FINANCIAL INFORMATION

The following Unaudited Pro Forma Condensed Consolidated Statements of Operations of Sentio Healthcare Properties, Inc. (the “Company”) for the year ended December 31, 2012 and for the nine months ended September 30, 2013 have been prepared as if the acquisition of Standish Village had occurred as of January 1, 2012.   The unaudited Pro Forma Consolidated Balance Sheet as of September 30, 2013 has been prepared as if the acquisition of the Portfolio had occurred on September 30, 2013.

The Unaudited Pro Forma Financial Information is based in part upon (i) the Audited Financial Statements of the Company for the year ended December 31, 2012 included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012; the Unaudited Financial Statements of the Company as of and for the nine months ended September 30, 2013 included in the Company’s Quarterly Report on Form 10-Q for the nine months ended September 30, 2013;  and (iii) the Statements of Operations of the Property for the year ended December 31, 2012 and nine months ended September 30, 2013 filed herewith.

The Unaudited Pro Forma Financial Information is presented for information purposes only and is not necessarily indicative of the results of operations of the Company that would have occurred if the acquisition of Standish Village had been completed on the date indicated, nor does it purport to be indicative of future results of operations. In the opinion of the Company’s management, all material adjustments necessary to reflect the effect of this transaction have been made.

12

SENTIO HEALTHCARE PROPERTIES, INC.

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

As of September 30, 2013

		Standish		Pro Forma
	September 30, 2013 (A)	Village Acquisition		September 30, 2013

ASSETS
Cash and cash equivalents	$18,265,000	$(4,338,000	)(B)	$13,927,000
Investments in real estate
Land	23,193,000	3,100,000	(C)	26,293,000
Buildings and Improvements, net	154,439,000	10,294,000	(C)	164,733,000
Furniture, fixtures and equipment, net	2,786,000	1,135,000	(C)	3,921,000
Intangible lease assets, net	3,334,000	1,021,000	(C)	4,355,000
	183,752,000	15,550,000		199,302,000

Deferred financing costs, net	1,496,000	228,000	(D)	1,724,000
Investments in unconsolidated entities	1,458,000	–		1,458,000
Tenant and other receivables, net	2,912,000	–		2,912,000
Restricted cash	3,869,000	88,000	(C)	3,957,000
Deferred costs and other assets	8,249,000	33,000	(C)	8,282,000
Goodwill	5,965,000	–		5,965,000

Total assets	$225,966,000	$11,561,000		$237,527,000

LIABILITIES AND EQUITY
Libilities:
Notes payable, net	$143,605,000	$10,885,000	(D)	$154,490,000
Accounts payable and accrued liabilities	4,554,000	402,000	(C)	4,956,000
Prepaid rent and security deposits	1,984,000	–		1,984,000
Distributions payable	1,544,000	–		1,544,000
Total liabilities	151,687,000	11,287,000		162,974,000

Equity:
Common stock, $0.01 par value; 580,000,000 shares authorized;
12,615,208 shares issued and outstanding at
September 30, 2013	126,000	–		126,000
Additional paid-in capital	84,953,000	–		84,953,000
Accumulated deficit	(14,419,000)	–		(14,419,000)

Total stockholders' equity	70,660,000	–		70,660,000
Noncontrolling interest	3,619,000	274,000	(E)	3,893,000
Total stockholders' equity	74,279,000	274,000		74,553,000

Total liabilities and equity	$225,966,000	$11,561,000		$237,527,000

(A)	Derived from the Company’s consolidated financial statements as of September 30, 2013.

(B)	Represents the net impact on the Company’s consolidated cash and cash equivalents as a result of the Standish Village acquisition. The acquisition was financed by the issuance of OP units and the financing arrangement noted in (D) below. The pro forma financial information is intended to provide information about the impact of the specific transaction of acquiring Standish Village, and therefore the net cash impact or noncontrolling interest balance has not been adjusted to reflect the impact of the issuance of OP units.

(C)	Represents the $15.55 million purchase price allocation of Standish Village in accordance with US generally accepted accounting principles and other working capital assets acquired and liabilities assumed. The acquisition cost is allocated to a property’s tangible (primarily land, building, equipment and site improvements) and intangible (in-place leases) assets at their estimated fair value. The purchase price allocations of in-place lease values are calculated based on management’s evaluation of the specific characteristics of the tenant’s leases.

(D)	This represents the note and related financing costs originated as part of the acquisition.

(E)	Represents noncontrolling interest share of approximately 5.0% of Standish Village.

13

SENTIO HEALTHCARE PROPERTIES, INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

YEAR ENDED DECEMBER 31, 2012

	Historical (A)	Standish Village Acquisition		Pro Forma

Revenue:

Rental revenue	$33,123,000	$4,473,000	(B)	$37,596,000
Resident services and fee income	13,981,000	34,000		14,015,000
Tenant reimbursements and other income	1,529,000	252,000	(B)	1,781,000
	48,633,000	4,759,000		53,392,000
Expenses:
Property operating and maintenance	29,941,000	3,668,000	(C)	33,609,000
General and administrative expenses	1,783,000	–		1,783,000
Asset management fees and expenses	2,152,000	150,000	(D)	2,302,000
Real estate acquisition	1,387,000	–		1,387,000
Depreciation and amortization	7,095,000	1,309,000	(E)	8,404,000
	42,358,000	5,127,000		47,485,000
Income (loss) from operations	6,275,000	(368,000)		5,907,000

Other (income) expense:
Interest expense, net	6,960,000	763,000	(F)	7,723,000
Loss on debt extinguishment and other expense	1,179,000	–		1,179,000
Equity on loss from unconsolidated entities	228,000	–		228,000
Gain on remeasurement of investment in unconsolidated entity	(1,282,000)	–		(1,282,000)
Net loss	(810,000)	(1,131,000)		(1,941,000)

Net income (loss) attributable to noncontrolling interests	72,000	(57,000	)(G)	15,000

Net loss attributable to common stockholders	$(882,000)	$(1,074,000)		$(1,956,000)
Net income (loss)
Basic and diluted net loss per common share
attributable to common stockholders	$(0.07)			$(0.15)

Weighted average number of common shares	12,871,670			12,871,670

(A)	Represents the historical results of operations of the Company for the year ended December 31, 2012.

(B)	Represents Standish Village’s rental revenues and other income for the year ended December 31, 2012.

(C)	Represents Standish Village’s operating expenses (not reflected in the historical statement of operations of the Company for the year ended December 31, 2012) based on historical operations of the previous owner. This increase includes the following expenses: general employee expenses, resident services, food and beverage, housekeeping/laundry, maintenance, marketing, and management fees.

(D)	Represents asset management fees that would be due to our advisor had the assets been acquired on January 1, 2012. The advisory agreement requires us to pay our advisor an acquisition fee in an amount equal to 1.0% of the investments acquired, including any debt attributable to such investments.

(E)	Represents depreciation expense based on the allocation of the purchase price. Buildings, improvements and property and equipment are depreciated on a straight-line method over a 39, 15 and 5-year period, respectively. The amortization of in-place leases is based on an estimated useful life of 10 months. The Company allocates the purchase price in accordance with US generally accepted accounting principles. The purchase price is allocated to a property’s tangible (primarily land, building, site improvements and furniture, fixtures and equipment) and intangible assets at their estimated fair value.

(F)	Represents interest expense which is calculated based on the rate per the loan agreements at the time of closing the acquisition.

(G)	Represents noncontrolling interest share of approximately 5.0% of the net loss of Standish Village. The pro forma financial information is intended to provide information about the impact of the specific transaction of acquiring Standish Village, and therefore the net income (loss) attributable to noncontrolling interests has not been adjusted to reflect the impact of the preferred distribution on the Sentio Healthcare OP, LP units issued in connection with the acquisition. This amount would have increased the net loss attributable to noncontrolling interests by approximately $38,000.

14

SENTIO HEALTHCARE PROPERTIES, INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME

NINE MONTHS ENDED SEPTEMBER 30, 2013

	Historical (A)	Standish Village Acquisition		Pro Forma

Revenue:

Rental revenue	$25,373,000	$3,510,000	(B)	$28,883,000
Resident services and fee income	18,115,000	16,000		18,131,000
Tenant reimbursements and other income	1,212,000	170,000	(B)	1,382,000
	44,700,000	3,696,000		48,396,000
Expenses:
Property operating and maintenance	26,899,000	2,468,000	(C)	29,367,000
General and administrative expenses	1,186,000	–		1,186,000
Asset management fees and expenses	2,125,000	150,000	(D)	2,275,000
Depreciation and amortization	6,317,000	340,000	(E)	6,657,000
	36,527,000	2,958,000		39,985,000
Income from operations	8,173,000	738,000		8,911,000

Other (income) expense:
Interest expense, net	6,121,000	572,000	(F)	6,693,000
Equity in loss (income) from unconsolidated entities	(24,000)	–		(24,000)
Gain on disposition of investment in unconsolidated entity	(1,701,000)	–		(1,701,000)
Net Income	3,777,000	166,000		3,943,000

Net income attributable to noncontrolling interests	260,000	8,000	(G)	268,000

Net income attributable to common stockholders	$3,517,000	$158,000		$3,675,000
Net income (loss)
Basic and diluted net income per common share
attributable to common stockholders	$0.28			$0.29

Weighted average number of common shares	12,756,221			12,756,221

(A)	Represents the historical results of operations of the Company for the nine months ended September 30, 2013.

(B)	Represents the Standish Village’s rental revenues and other income for the nine months ended September 30, 2013.

(C)	Represents Standish Village’s operating expenses (not reflected in the historical statement of operations of the Company for the nine months ended September 30, 2013) based on historical operations of the previous owner. This increase includes the following expenses: general employee expenses, resident services, food and beverage, housekeeping/laundry, maintenance, marketing, and management fees.

(D)	Represents asset management fees that would be due to our advisor had the assets been acquired on January 1, 2012. The advisory agreement requires us to pay our advisor an acquisition fee in an amount equal to 1.0% of the investments acquired, including any debt attributable to such investments.

(E)	Represents depreciation expense based on the allocation of the purchase price. Buildings, improvements and property and equipment are depreciated on a straight-line method over a 39, 15 and 5-year period, respectively. The amortization of in-place leases is based on an allocation of $1,020,000 which is amortized over nine months. The amortization of in place leases is based on an estimated useful life of 10 months. The Company allocates the purchase price in accordance with US generally accepted accounting principles. The purchase price is allocated to a property’s tangible (primarily land, building, site improvements and furniture, fixtures and equipment) and intangible assets at their estimated fair value.

(F)	Represents interest expense which is calculated based on the rate per the loan agreements at the time of closing the acquisition.

(G)	Represents noncontrolling interest share of approximately 5.0% of the net loss of Standish Village. The pro forma financial information is intended to provide information about the impact of the specific transaction of acquiring Standish Village, and therefore the net income attributable to noncontrolling interests has not been adjusted to reflect the impact of the preferred distribution on the Sentio Healthcare OP, LP units issued in connection with the acquisition. This amount would have increased the net income attributable to noncontrolling interests by approximately $29,000.

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